ALLSTATE LIFE INSURANCE COMPANY
                                                                 LOAN NO. 121873

                         ASSIGNMENT OF LEASES AND RENTS
                         ------------------------------

         THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment") is dated as of September ____, 2000, and is by and between AG-CHEM EQUIPMENT CO., INC., a Minnesota corporation ("Assignor"), and ALLSTATE LIFE INSURANCE COMPANY ("Assignee").

                                    RECITALS

         Assignor is the owner in fee simple of that certain parcel of real property and all improvements thereon situated in Hennepin County, Minnesota, more particularly described in Exhibit A attached hereto and by this reference incorporated herein (said land together with all rights and appurtenances thereto and all improvements presently located or hereafter constructed thereon being collectively referred to as the "Property").

         Simultaneously with the execution and delivery of this Assignment, Assignee has loaned to Assignor the principal sum of Nine Million NO/100 Dollars ($9,000,000.00), (the "Loan") which loan is evidenced by that certain mortgage note of Assignor of even date herewith in the amount of the Loan, bearing interest at the rate per annum as specified therein (said note and any and all renewals, modifications and extensions thereof collectively referred to as the "Note").

         Simultaneously with the execution and delivery of this Assignment, Assignor has executed and delivered a Mortgage, Assignment of Rents, Security Agreement and Fixture

Filing of even date herewith ("Mortgage") as security for the debt as evidenced by the Note (the Note and Mortgage being hereinafter sometimes collectively referred to, together with this Assignment, as the "Loan Documents").

         Assignor has entered into certain leases reflected in the rent roll attached to the Closing Certificate dated as of the date hereof.

         In order to induce Assignee to make the Loan, Assignor desires to absolutely assign to Assignee all present and future leases covering all or any part of the Property.

         NOW, THEREFORE, in consideration of the above stated premises and of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the sufficiency of which is hereby acknowledged by Assignor, Assignor hereby covenants and agrees with Assignee as follows:

         I. Assignment of Leases and Rents. Assignor hereby absolutely, presently and unconditionally grants, assigns, transfers, conveys and sets over unto Assignee, as additional security for the Note, subject to all of the terms, covenants and conditions set forth herein, all of Assignor's right, title and interest in and to the following, whether arising under the Leases, by statute, at law, in equity, or in any other way:

              (a) All of the leases of the Property which are in effect on the date hereof, and entered into or in effect from time to time after the date hereof, including, without limitation, all amendments, extensions, replacements, modifications and renewals thereof and all subleases, concession agreements, any ground leases or ground subleases and all other agreements affecting the same (the "Leases") and all guaranties thereunder;

              (b) All of the rents, income, profits, revenue, judgments, condemnation awards, insurance proceeds, unearned insurance premiums and any other fees or sums payable to Assignor or any other person as landlord and other benefits and rights of the Property arising from the use, occupancy, operation or management of all or any portion thereof or from all the Leases and any proceeds, depositsor security deposits relating thereto, including, without limitation, any award to Assignor made hereafter in any court involving any of the tenants under the Leases in any bankruptcy, insolvency, or reorganization proceeding in any state or federal court, and Assignor's right to appear in any action and/or to collect any such award or payment, and all payments by any tenant in lieu of rent (collectively, "Rents and Profits"); and

              (c) All contracts, agreements, management, operating and maintenance agreements, warranties, licenses, permits, guaranties and sales contracts relating to the Property, entered into by or inuring to the benefit of Assignor (the "Contracts").

         2. Purpose of Assignment. Assignor hereby agrees that this Assignment is given by Assignor to Assignee to secure the following in such order of priority as Assignee may elect:

              (a) The repayment of the indebtedness evidenced by the Note, the terms of which are incorporated herein by this reference, of even date herewith, payable to the order of Assignee, in the principal sum of $9,000,000.00 with interest thereon, as provided therein and all late charges, prepayment premiums, loan fees and commitment fees required under the Note and all extensions, renewals, modifications, amendments and replacements thereof;

              (b) The payment of all other sums which may be advanced by or otherwise be due to Assignee under any provision of the Note, the Mortgage or under any other instrument or document referred to in clause (c) below, with interest thereon at the rate provided herein or therein;

              (c) The performance of each and every of the covenants and agreements of Assignor contained (i) in the Note, the Mortgage, or (ii) in any and all pledges or other security agreements, loan agreements, supplemental agreements, assignments, affidavits and all instruments of indebtedness (including, without limitation, any note evidencing a Future Advance, as defined in clause (d)) or security now or hereafter executed by Assignor, or any of the parties constituting Assignor, or any general partners of such parties, in connection with any indebtedness referred to in clauses (a) or (d) of this paragraph or for the purpose of supplementing or amending the Agreement or the Mortgage or any instrument secured hereby (but specifically excluding from all of the foregoing the Environmental Indemnity Agreement) (all of the foregoing in this clause (ii) as the same may be amended, modified or supplemented from time to time, collectively referred to as "Related Agreements"); and

              (d) The repayment of any other loans or advances, with interest thereon, hereafter made to Assignor (or any successor in interest to Assignor as the owner of the Property or any part thereof), by Assignee when the promissory note evidencing the loan or advance specifically states that said note is secured by the Mortgage, together with all extensions, renewals, modifications, amendments and replacements thereof ("Future Advance").

         3. Representations and Warranties. Assignor hereby represents and warrants that:

              (a) Assignor has the right, power and capacity to make this Assignment and that no person, firm or corporation or other entity other than Assignor has or will have any right, title or interest in or to the Leases or the Rents and Profits.

              (b) The rent roll attached to the Closing Certificate dated as of the date hereof is a true, accurate and complete list of all Leases now in full force and effect.

             (c) With respect to each Lease in effect at the date hereof, (i) the Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms; (ii) the Lease has not been modified or amended in any respect, nor has any provision thereof been waived; (iii) neither the tenant nor lessor thereunder is in default under the terms of the Lease; (iv) no rent has been prepaid under the Lease for more than one month in advance; (v) the tenant thereunder has no deduction, claim, counterclaim, set-off, or defense against the lessor thereunder or against the rents or other sums payable or to be payable thereunder.

         4. Covenants.

              (a) Assignor shall not, without the prior written consent of Assignee, which consent shall not be unreasonably withheld or delayed, (i) enter into, or consent to or permit the assignment or subletting of, any leases except that Assignor's prior written approval shall not be required with respect to Leases demising no more than 20,000 rentable square feet of the Property which provide for a term of five (5) years or less and a market rental rate for comparable properties within the metropolitan area in which the Property is located, have been negotiated at arm's length, and do not contain material modifications to the form of lease previously approved by Assignee; (ii) modify, extend, cancel, consent to any surrender, or in any way alter the terms of any Leases or take any action under or with respect to any such Leases which would materially decrease either the obligations of the tenant thereunder or the rights or remedies of the landlord or otherwise fail to perform the landlord's obligations under the Leases (except that Assignee's prior approval shall not be required with respect to amendments to leases of less than 20,000 rentable square feet if the amendment does not materially decrease the obligations of the tenant and the amendment is such that the lease would not have required Assignee's approval if it had originally contained such terms and conditions);
(iii) alter, modify, change or terminate the terms of any guaranties of the Leases; (iv) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases or in any other manner impair Assignee's rights and interest with respect to the Rents and Profits; (v) pledge, transfer, mortgage or otherwise encumber or assign the Leases, the Contracts or the Rents and Profits; or (vi) collect rents more than 30 days prior to their due date.

              (b) Assignor shall, at its sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases. Assignor shall enforce or secure the performance of each and every obligation and undertaking of the tenants under the Leases and will appear in and prosecute or defend any action or proceeding arising under, or in any manner connected with, the Leases or the obligations and undertakings of the tenants (or subtenants) thereunder. Assignor shall give prompt written notice to Assignee of any and all material defaults of any of the tenants under any and all of the Leases meeting the criteria of a lease for which Assignee's consent would have been required pursuant to paragraph 4(a) regardless of whether such leases were executed before or after the date of this Assignment, together with a complete copy of any and all notices delivered as a result of such default.

              (c) Assignor agrees, from time to time, to execute and deliver, upon demand, all assignments and any and all other writings as Assignee may reasonably deem necessary or desirable to carry out the purpose and intent hereof, or to enable Assignee to enforce any right or rights hereunder.

         5. Events of Default. The term "Event of Default" as used herein shall mean the occurrence of any one of the following:

              (a) If Assignor shall fail to comply with any of the covenants, duties or obligations of Assignor herein and such default shall continue for thirty (30) days or more after written notice to Assignor from Assignee specifying the nature of such default; provided, however, that if such default is of a nature that it cannot be cured within the 30 day period, then Assignor shall not be in default if it commences good faith efforts to cure the default within the 30 day period, demonstrates continuous diligent efforts to cure the default in a manner satisfactory to Assignee and, within a reasonable period, not to exceed 180 days after the date of the original written notice of such default, completes the cure of such default;

              (b) If a default shall occur under the Note, the Mortgage or any Related Agreement and shall not be cured within any applicable curative period as stated therein; or

              (c) If any representation or warranty made by Assignor herein was false or misleading in any material respect when made.

         6. Revocable License to Collect Rents.

              (a) Notwithstanding any provision to the contrary contained elsewhere herein, so long as no Event of Default has occurred and subject to paragraph 5 hereof, Assignor shall have a license to manage the Property; to collect, receive and use all Rents and Profits in accordance with the terms of the Leases; to let the Property and to take all actions which a reasonable and prudent landlord would take in enforcing the provisions of the Leases and Contracts; provided, however, that all amounts so collected shall be applied toward operating expenses, real estate taxes and insurance relating to the Property, capital repair items necessary to the operation of the Property, and the payment of sums due and owing under the Note, the Mortgage and this Assignment prior to any other expenditure or distribution by Assignor. From and after the occurrence of an Event of Default (whether or not Assignee shall have exercised Assignee's option to declare the Note immediately due and payable), such license shall be automatically revoked without any action required by Assignee.

              (b) Any amounts received by Assignor or its agents in the performance of any acts prohibited by the terms of this Assignment, including but not limited to any amounts received in connection with any cancellation, modification or amendment of any of the Leases prohibited by the terms of this Assignment and any amounts received by Assignor as rents, income, issues or profits from the Premises from and after the later of the occurrence of an Event of Default under this Assignment, the Note, the Mortgage or any of the other Loan Documents, shall be held by Assignor as trustee for Assignee and all such amounts shall be accounted for to Assignee and shall not be commingled with other funds of the Assignor. Any person acquiring or receiving all or any portion of such trust funds shall acquire or receive the same in trust for Assignee as if such person had actual or constructive notice that such funds were impressed with a trust in accordance herewith.

         7. Remedies of Assignee. Upon the occurrence of any Event of Default, Assignee in person or by agent or by court-appointed receiver (and Assignee shall have the right to the immediate appointment of such a receiver without regard to waste, the adequacy of the security, or the insolvency of the Assignor, and Assignor hereby irrevocably consents to such appointment and waives notice of any application therefor, whether or not a foreclosure sale has occurred; such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of the Assignor at the time of application for such receiver and without regard to the then value of the Property or the adequacy of Assignee's security; Assignee or any holder of the Note may be appointed as such receiver) may, at its option, without any action on its part being required, without in any way waiving such default, with or without the appointment of a receiver, or an application therefor:

              (a) take possession of the Property and have, hold, conduct tests of, manage or hire a manager to manage, lease and operate the Property, on such terms and for such period of time as Assignee may deem proper, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto as may seem proper to Assignee;

              (b) with or without taking possession of the Property, collect and receive all Rents and Profits, notify tenants under the Leases or any other parties in possession of the Property, to pay Rents and Profits directly to Assignee, its agent or a court-appointed receiver and apply such Rents and Profits to the payment of:

                   (i) all reasonable fees of the receiver approved by the court;

                   (ii) all tenant security deposits then owing to tenants under any of the leases pursuant to the provisions of Minn. Stat.ss.504.20 or otherwise;

                   (iii) all prior to current real estate taxes and special assessments with respect to the Property, or if the Mortgage requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

                   (iv) all premiums then due for the insurance required by the provisions of the Mortgage, or if the Mortgage requires periodic escrow payments for such premiums, to the escrow payments then due;

                   (v) expenses incurred for normal maintenance of the Property;

                   (vi) if received prior to any foreclosure sale of the property, to the Assignee for the indebtedness secured by the Mortgage, but no such payment made after acceleration of the indebtedness shall affect such acceleration;

                   (vii) if received during or with respect to the period of redemption after a foreclosure sale of the Property;

                  (I) if the purchaser at the foreclosure sale is not the Assignee, first to the Assignee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured by this Mortgage, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property.

                  (II) if the purchaser at the foreclosure sale is the Assignee, to the Assignee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured by this Mortgage and the balance to be retained by the Assignee as a credit to the redemption price, but if the Property is not redeemed, then to the Assignee, whether or not such deficiency exists.

         (c) exclude Assignor, its agents and servants, wholly from the Property;

         (d) at the expense of Assignor, from time to time, have joint access with Assignor to the books, papers and accounts of Assignor relating to the Property;

         (e) commence, appear in and/or defend any action or proceedings purporting to affect the interests, rights, powers and/or duties of Assignee hereunder, whether brought by or against Assignor or Assignee; and

         (f) pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Assignee may affect or appear to affect the interest of Assignee or the rights, powers and/or duties of Assignee hereunder.

The receipt by Assignee of any Rents and Profits pursuant to this Assignment after the institution of foreclosure proceedings under the Mortgage shall not cure any such Event of Default or affect such proceedings or any sale pursuant thereto. The rights and powers of the Assignee under this Assignment and the application of Rents and Profits under this section shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale. Any amounts collected hereunder by Assignee which are in excess of those applied to pay in full the aforesaid liabilities and at the time due shall be promptly paid to Assignor.

         8. Indemnity and Assignee's Disclaimer.

              (a) Assignor shall and does hereby agree to indemnify Assignee for and to defend and hold Assignee harmless from any and all liability, loss or damage which Assignee may or might incur under the Leases or under or by reason of this Assignment, and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on Assignee's part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should Assignee incur any liability, loss or damage under the Leases or under or by reason of this Assignment, or in the defense of any of such claims or demands, the amount thereof, including costs, expenses and attorney's fees, shall be secured hereby; and Assignor shall reimburse Assignee therefor immediately upon demand, and upon failure of Assignor to do so, Assignee may declare all sums so secured to be immediately due and payable.

              (b) This Assignment shall not be deemed or construed to constitute Assignee as mortgagee-in-possession of the Property or to obligate Assignee to take any action hereunder, to incur expenses or to perform or discharge any obligation, duty or liability hereunder or under the Leases and Assignee is not required to take possession of the Property as a condition to the assignment contained herein.

         9. Waiver and Discretion. The failure of Assignee to enforce any of the terms, covenants or conditions hereof shall not be construed or deemed to be a waiver of any rights or remedies hereunder. Assignee shall have the full right, power and authority to enforce this Assignment, or any of the terms, covenants or conditions hereof, at any time or times that Assignee shall deem fit.

         10. Notices. All notices expressly provided hereunder to be given by Assignee to Assignor and all notices and demands of any kind or nature whatever which Assignor may be required or may desire to give to or serve on Assignee shall be in writing and shall be (i) hand-delivered, effective upon receipt,
(ii) sent by United States Express Mail or by private overnight courier, effective upon receipt or (iii) served by certified mail, return receipt requested, and addressed to the appropriate address set forth below. Any such notice or demand served by certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address below stated or at such other address of which said party shall have theretofore notified in writing, as provided below, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time.

      All notices shall be addressed as follows:

      If to Assignor:         Ag-Chem Equipment Co., Inc.
                              5720 Smetana Drive
                              Minnetonka, MN 55343-9688
                              Attn: Chief Financial Officer

      If to Assignee:         Allstate Life Insurance Company
                              Allstate Plaza West G5C
                              3075 Sanders Road
                              Northbrook, IL 60062
                              Attn: Commercial Mortgage Division
                                    Servicing Department

      with a copy to:         Allstate Life Insurance Company
                              Allstate Plaza West G5A
                              3075 Sanders Road
                              Northbrook, Illinois 60062
                              Attn: Investment Law Division

or such other place or places as the parties hereto may by ten (10) days' prior written notice thereof from time to time designate for the purpose of receiving notices hereunder.

         11. Performance and Release. The full repayment of the indebtedness evidenced by the Note and the performance of all of the obligations set forth in the Mortgage and the duly recorded release thereof or satisfaction thereof shall constitute a reassignment of the Leases hereby assigned to Assignee.

         12. Binding Effect. This Assignment applies to and binds the parties hereto and their respective heirs, administrators, executors, successors and assigns, as well as any subsequent owner of the Property (or any portion thereof) and any agreement creating rights in Assignee other than those created herein shall be deemed incorporated herein by reference and made a part hereof for all purposes.

         13. Actions by Assignee. Assignee may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness, without prejudice to any of its rights hereunder.

         14. No Election of Remedies. Nothing herein contained and no act done or omitted by Assignee pursuant to the powers and rights granted it herein shall be deemed to be a waiver by Assignee of its rights and remedies under the Note and Mortgage, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms thereof. The right of Assignee to collect said indebtedness and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder. It is the intent of both Assignor and Assignee that this Assignment be supplementary to, and not in substitution or derogation of, any provision contained in the Mortgage giving Assignee (as beneficiary thereunder) any interest in or rights with respect to the Leases or Rents and Profits. Accordingly, this Assignment shall not be construed in any way to impair or limit any rights or interests which Assignee would otherwise have with respect to the Leases or Rents and Profits by reason of the Mortgage.

         15. Construction of Terms. In this Assignment, whenever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

         16. No Merger. Neither this Assignment nor pursuit of any remedy hereunder by Assignee shall cause or constitute a merger of the interests of the tenant and the lessor under any of the Leases such that any of the Leases hereby assigned are no longer valid and binding legal obligations of the parties executing the same.

         17. Governing Law. This Assignment shall be governed by and construed under the laws of the state in which the Property is located. The United States District Court for the District in which the Property is located and any court of competent jurisdiction of the State in which the Property is located shall have jurisdiction in any action, suit or other proceeding instituted to enforce the Note, the Mortgage, and this Assignment. Assignor hereby waives (a) any objections to the jurisdiction of such courts, (b) any objections to venue and
(c) its right to a trial by jury in any action, proceeding or counterclaim brought by Assignee.

         18. Severability. In the event any one or more of the provisions contained in this Assignrnent shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Assignment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent that it is invalid, illegal or unenforceable.

         19. Modification: This Assignment may not be amended or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment or modification is sought.

         IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of the date first above written.

                                            ASSIGNOR:
                                            ---------

                                            AG-CHEM EQUIPMENT CO., INC.


                                            By:  /s/ John C. Retherford
                                                 -------------------------------
                                                 John C. Retherford
                                            Its: Senior Vice President and Chief
                                                 Financial Officer

STATE OF MINNESOTA)
                  )SS:
COUNTY OF HENNEPIN)


         The foregoing instrument was acknowledged before me this 18th day of September, 2000 by John C. Retherford, the Senior Vice President and Chief Financial Officer of Ag-Chem Equipment Co., Inc. a Minnesota corporation, on behalf of said corporation.

                                                 /s/ Rebecca L Rom
                                                 -------------------------------
                                                 Notary Public

                                                 [notary stamp]


This instrument was drafted by:
Rebecca L. Rom
Faegre & Benson
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-3901

                  EXHIBIT A

Lots 2, 4 and 5, Block 1, Brenwood Business Park, Hennepin County, Minnesota

Lot 3, Block 1, Brenwood Business Park, Hennepin County, Minnesota,

Together with a 30.00 foot perpetual easement for access purposes and a 42.00 foot perpetual easement for access purposes over, under and across a portion of Lot 4, Block 1, Brenwood Business Park, according to the recorded plat thereof, pursuant to warranty deed dated October 3, 1980, recorded October 9, 1980, as Document No. 4594610, and warranty deed dated December 23, 1981, recorded December 23, 1981, as Document No. 4629043.

And

Together with a perpetual easement for access purposes over, under and across the South 26.00 feet of the North 59.00 feet of Lot 2, Block 1, Brenwood Business Park, according to the recorded plat thereof, pursuant to warranty deed dated October 3, 1980, recorded October 9, 1980, as Document No. 4594610, and warranty deed dated December 23, 1981, recorded December 23, 1981, as Document No. 4629043.